EXHIBIT 10.2
SUMMIT FINANCIAL GROUP, INC.
Executive Officer Management Incentive Plan
for 2022

OBJECTIVE

The objective of the Executive Officer Management Incentive Plan for 2022 (“2022 MIP”) is to incent and reward select members of Summit Financial Group, Inc.’s and its subsidiaries’ (collectively hereafter, “Summit’s”) management team for their exceptional performance, while still balancing risk with reward.

PARTICIPANT ELIGIBILITY

Eligibility for participation in the 2022 MIP is extended to the following executive officers (“Eligible Participants”):

Summit Financial Group, Inc.	Summit Community Bank, Inc.
Chief Executive Officer	President
Chief Financial Officer	Chief Operating Officer
Chief Accounting Officer	Chief of Credit Administration
Chief Human Resources Officer	Chief Banking Officer

To be eligible to receive a 2022 MIP payment, Eligible Participants must be employed for the entirety of 2022. If an otherwise Eligible Participant separates from employment at Summit for any reason, voluntarily or involuntarily, prior to January 1, 2022, no incentive will be paid to such Eligible Participant.

MIP COMPUTATION

The 2022 MIP computation is based upon Summit achieving a targeted annual return on average tangible common equity (“ROATCE”). For purposes of the 2022 MIP, Summit’s ROATCE is to be calculated on a consolidated basis for the year ended 2022, as follows:

Net Income + (Amortization of Intangibles x 0.765)
Average Common Shareholders’ Equity - Average Intangibles

For purposes of the 2022 MIP, Summit’s targeted ROATCE for 2022 is 13.50 to 14.49 percent (the “Targeted Range”). If Summit’s actual ROATCE for 2022 is within the Targeted Range, Eligible Participants will receive an incentive payment varying between 15% and 30% of their respective annual base salary as of January 1, 2022 (the “Targeted Incentive”).

If Summit’s actual ROATCE for 2022 is greater than the Targeted Range, Eligible Participants will be eligible to receive an incentive that is greater than the Targeted Incentive; conversely, if Summit’s actual ROATCE for 2022 is less than the Targeted Range, Eligible Participants will be eligible to receive an incentive that is less than the Targeted Incentive.

The formula to compute each Eligible Participant’s incentive payment under the 2022 MIP is as follows:

Eligible Participant’s Annual Base Salary on January 1, 2022	x	15% to 30%	x	MIP Multiplier	=	Eligible Participant’s 2022 MIP Incentive

The MIP Multiplier to be used for purposes of the above formula varies based upon Summit’s actual ROATCE for 2022, as follows:

Summit’s Actual ROATCE for 2022		MIP Multiplier
Less than 10.50%		0.00%
10.50% to 11.49%		46.67%
11.50% to 12.49%		63.89%
12.50% to 13.49%		78.70%
13.50% to 14.49%	Target	100.00%
14.50% to 15.49%		139.63%
15.50% to 16.49%		172.22%
16.50% to 17.49%		189.44%
17.50% and greater		207.41%

In addition to the 2022 MIP incentives which may be awarded to Eligible Participants in accordance with the above formula, an additional incentive(s) totaling no more than $125,000 may be awarded at the discretion of Summit’s Chief Executive Officer, in whole or in part, to one or more deserving Summit employees who are not Eligible Participants.

OTHER MIP TERMS

No incentive under the 2022 MIP will be made, if at December 31, 2022 through the time of payment of the 2022 MIP incentive, Summit or any affiliate is subject to any active or pending, formal or informal, agreement or enforcement action to which any bank regulatory authority is a party, including but not limited to a memorandum of understanding, written agreement, or order of cease and desist.

PAYMENT OF INCENTIVES

The 2022 MIP incentive will be calculated after January 1, 2023 and paid as soon as practicable following Summit’s public release of its 2022 earnings, but in no event later than March 31, 2023.

INTERPRETATIONS, AMENDMENTS OR DISCONTINUATION

All interpretations of or amendments to the 2022 MIP will be made at the sole discretion of Compensation and Nominating Committee of the Summit Financial Group, Inc. Board of Directors. The 2022 MIP may be discontinued or revised by the Compensation and Nomination Committee at any time.